UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

ORANCO, INC.
Exact name of registrant as specified in its charter

Nevada	000-28181	87-0574491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 E. Murray Holladay Rd, Suite 100, Salt Lake City, Utah	84117
(Address of principal executive offices)	(Zip Code)

702-583-7248
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Previous independent registered public accounting firm

On or about January 22, 2013, Oranco, Inc. (the "Company") formally informed  Sadler, Gibb & Associates, L.L.C. (“Sadler”) of their dismissal as the Company’s independent registered public accounting firm. Sadler was the Company's registered public accounting firm for the period of November 7, 2012 to January 22, 2013, issued no reports on or regarding the Company's financial statements, has not audited the Company's financial statements, and solely provided a review of the Company's unaudited financial statements for the quarter ending September 30, 2012.

As the Company does not have an audit committee, the decision to change principal accountants was approved by the Company's Board of Directors.

The Company has requested that Sadler furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

(b) New independent registered public accounting firm

On, or about January 22, 2013 the Company engaged Burnham & Schumm P.C. (“Burnham”) as its principal accountant to audit the Company's financial statements as successor to Sadler. During the Company's two most recent fiscal years and through January 22, 2013, the Company has not consulted with Burnham regarding the application of accounting principles to a specific transaction,  either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did Burnham  provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or through January 22, 2013, the Company has not consulted the entity of Burnham on any matter that was the subject of a disagreement as that term is defined in Item
304(a)(1) (iv) of Regulation S-K., or a reportable event.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
16.1	Letter from Sadler, Gibb & Associates, L.L.C. dated January 23, 2013 regarding change in certified accountant.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oranco, Inc.

Dated: January 22, 2013	By:	Juan S. Zabala
	Name:	Juan S. Zabala
`	Title:	President